                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS

1. AVERAGE ANNUAL TOTAL RETURN (As of September 30, 1996)

    P (1 + T)n = ERV

  Where:               P =  a hypothetical initial payment
                            of $1,000

                       T =  average annual total return

                       N =  number of years

                     ERV=   ending redeemable value at the end of
                            the period

EXAMPLE:

                                                                                                     HIGH        SMALL
              MONEY     HIGH-GRADE                EQUITY      EQUITY                                 YIELD      COMPANY
             MARKET        BOND      BALANCED      INDEX      INCOME      GROWTH     INTERNATIONAL   BOND       GROWTH
ONE YEAR    PORTFOLIO   PORTFOLIO    PORTFOLIO   PORTFOLIO   PORTFOLIO   PORTFOLIO     PORTFOLIO   PORTFOLIO   PORTFOLIO
--------    ---------   ----------   ---------   ---------   ---------   ---------   ------------- ---------   ---------
 P =        $   1,000   $   1,000    $   1,000   $   1,000   $   1,000   $   1,000     $   1,000   $   1,000    $ 1,000
 T =             5.49%       4.80%       15.26%      20.19%      19.07%      27.79%        13.36%       4.56%*    -1.60%*
 N =                1           1            1           1           1           1             1           1          1
ERV=        $1,054.87   $1,047.95    $1,152.58   $1,201.93   $1,190.67   $1,277.93     $1,133.57   $1,045.62*   $984.00*
FIVE YEARS
----------
 P =        $   1,000   $   1,000    $   1,000   $   1,000   $   1,000   $   1,000     $   1,000
 T =             4.41%       7.11%       12.99%      15.00%      14.63%*     20.05%*       11.93%*
 N =                5           5            5           5           5           5             5
ERV=        $1,240.57   $1,409.71    $1,841.33   $2,011.05   $1,572.23*  $1,832.71*    $1,299.76*
TEN YEARS
---------
 P =        $   1,000   $   1,000    $   1,000   $   1,000
 T =             4.51%*      7.59%*      12.59%*     14.68%*
 N =               10          10           10          10
ERV=        $1.269.71*  $1,487.00*   $1,887.37*  $2,101.55*

--------
  * Since inception:
    Money Market Portfolio--May 2, 1991
    High Grade Bond and Equity Index Portfolio--April 29, 1991
    Balanced Portfolio--May 23, 1991
    Equity Income Portfolio and Growth Portfolio--June 7, 1993
    International Portfolio--June 3, 1994

    High Yield Bond Portfolio and Small Company Growth Portfolio--April 29,
    1996

2. YIELD (30 Days Ended September 30, 1996)

               a-b
               ----
    Yield = 2[(+ 1 )/6/ -1]
               c X d

  Where:             a =    dividends and interest paid
                            during the period

                     b =    expense dollars during the
                            period (net of reimbursements)

                     c =    the average daily number of
                            shares outstanding during the
                            period

                     d =    the maximum offering price per
                            share on the last day of the
                            period

                                                   HIGH-GRADE                                     HIGH YIELD    SMALL COMPANY
                 EQUITY INCOME       GROWTH           BOND          BALANCED      EQUITY INDEX       BOND          GROWTH
                   PORTFOLIO       PORTFOLIO       PORTFOLIO       PORTFOLIO       PORTFOLIO       PORTFOLIO      PORTFOLIO
                 --------------  --------------  --------------  --------------  --------------  -------------  -------------
Example      a =    $451,645.62     $368,453.08     $790,668.47   $1,221,143.77     $738,480.76    $159,811.10     $43,790.24
             b =    $ 34,354.74     $ 76,441.62     $ 24,788.81   $   78,007.94     $ 64,260.90    $  3,279.90     $19,490.15
             c = 10,232,779.028  15,419,226.204  13,446,773.364  22,267,447.746  21,889,808.673  1,969,798.504  4,375,669.636
             d =    $     15.45     $     18.01     $     10.30   $       18.34     $     20.42    $     10.13     $     9.83
         Yield =           3.19%           1.27%           6.72%           3.38%           1.82%          9.60%          0.68%